Exhibit 23.2

1875 K Street, N.W. Washington, DC 20006-1238 Tel: 202 303 1000 Fax: 202 303 2000

June 28, 2013

KKR Financial Holdings LLC

555 California Street, 50th Floor
San Francisco, California 94104

Re:  Registration Statement on Form S-3 of KKR Financial Holdings LLC (the “Company”)

Dear Ladies and Gentlemen:

We hereby consent to the reference to this firm under the caption “Legal Matters” in the prospectus dated on or about June 28, 2013 filed with the Securities and Exchange Commission (the “Commission”) as part of the Company’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP

NEW YORK   WASHINGTON   PARIS   LONDON   MILAN   ROME   FRANKFURT   BRUSSELS

in alliance with Dickson Minto W.S., London and Edinburgh